                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                          SHAFFER DIVERSIFIED FUND, LP

         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, Delaware Code, Title 6, Chapter 17, does hereby certify as follows:

         1. The name of the limited partnership is Shaffer Diversified Fund, LP.

         2. The address of the registered office of the partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the registered agent for service of process on the partnership in the State of Delaware at such address is The Corporation Trust Company.

         3. The name and mailing address of each general partner is Shaffer Asset Management, Inc., 70 West Red Oak Lane, White Plains, New York 10604.

         IN WITNESS WHEREOF, the undersigned has executed this certificate of limited partnership as of August 28, 2000.

                                           SHAFFER ASSET MANAGEMENT, INC.


                                           By:      /s/ Daniel S. Shaffer
                                                    Daniel S. Shaffer
                                                    President